UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 8, 2011

3DIcon Corporation

 (Exact name of registrant as specified in charter)

Oklahoma (State or other jurisdiction of incorporation)	333- 143761 (Commission File Number)	73-1479206 (IRS Employer Identification No.)

6804 South Canton Avenue, Suite 150 Tulsa, OK (Address of principal executive offices)	74136 (Zip Code)

Registrant’s telephone number, including area code: (918) 494-0505

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTOR OR CERTAIN OFFICERS; ELECTION OF DIRECTOR; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On August 8, 2011, the Board of Directors of 3DIcon Corporation (the “Company”) appointed Chris Dunstan as its Interim Chief Financial Officer.

Mr. Dunstan, age 56, has over 25 years of corporate, executive and management experience.  He is currently a Director of TH Business Advisor, LLC.  From 1998 to 2010, Mr. Dunstan served as Director of the John R. Oishei Foundation.  From 2003 to 2006, Mr. Dunstan was Executive Vice President and Chief Financial Officer to Rich Products Corporation, a global food manufacturer with $3 billion of annual revenue.  Mr. Dunstan held various other executive positions, including Executive Vice President, Chief Financial Officer and Treasurer for Adelphi Cable Corporation, a publically traded broadcast media company; Senior Vice President and Chief Financial Officer for Sentry Group; Vice Chairman and Chief Financial Officer of Trico Products Corporation, a public automotive products company; and Vice President of Finance, Treasurer and Director of Strategic Planning for Schlegel Corporation.  Mr. Dunstan was a Certified Public Accountant with KPMG/Peat Marwick; a Sales Manager for General Electric Credit Corporation; a member of the Executive Advisory Committee and Dean’s Council at the University of Rochester’s Simon School of Business; and a member on the Board of Project Jumpstart NY.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Business Acquired

Not Applicable

(b) Pro Forma Financial Information

Not Applicable

(c) Shell Company Transactions

Not Applicable

(d) Exhibits

No.	Description
99.1	Press Release of 3DIcon Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 12, 2011	3DICON CORPORATION By: /s/ Sidney A. Aroesty
Name: Sidney Aroesty Position: Chief Executive Officer

EXHIBIT INDEX

No.	Description
99.1	Press Release of 3DIcon Corporation